As filed with the United States Securities and Exchange Commission on May 7, 2008
Registration No. 333-130069

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
Registration Statement Under the Securities Act of 1933

Jurisdiction of
Names of	Incorporation	I.R.S. Employer
Co-Registrants	or Organization	Identification No.
M.D.C. HOLDINGS, INC.	Delaware	84-0622967
M.D.C. LAND CORPORATION	Colorado	84-0831548
RAH OF FLORIDA, INC.	Colorado	84-1590389
RAH OF TEXAS, LP	Colorado	81-0545696
RAH TEXAS HOLDINGS, LLC	Colorado	35-2175328
RICHMOND AMERICAN CONSTRUCTION, INC.	Delaware	86-0540418
RICHMOND AMERICAN HOMES OF ARIZONA, INC.	Delaware	86-0277026
RICHMOND AMERICAN HOMES OF COLORADO, INC.	Delaware	84-1256155
RICHMOND AMERICAN HOMES OF DELAWARE, INC.	Colorado	02-0701599
RICHMOND AMERICAN HOMES OF FLORIDA, LP	Colorado	02-0701603
RICHMOND AMERICAN HOMES OF ILLINOIS, INC.	Colorado	02-0701597
RICHMOND AMERICAN HOMES OF MARYLAND, INC.	Maryland	52-0814857
RICHMOND AMERICAN HOMES OF NEVADA, INC.	Colorado	88-0227698
RICHMOND AMERICAN HOMES OF NEW JERSEY, INC.	Colorado	02-0701583
RICHMOND AMERICAN HOMES OF PENNSYLVANIA, INC.	Colorado	02-0701595
RICHMOND AMERICAN HOMES OF TEXAS, INC.	Colorado	75-2115660
RICHMOND AMERICAN HOMES OF UTAH, INC.	Colorado	02-0574838
RICHMOND AMERICAN HOMES OF VIRGINIA, INC.	Virginia	54-0570445
RICHMOND AMERICAN HOMES OF WEST VIRGINIA, INC.	Colorado	54-2019401
RICHMOND AMERICAN HOMES TWO, INC.	Colorado	02-0701585
RICHMOND AMERICAN HOMES THREE, INC.	Colorado	02-0701586
RICHMOND AMERICAN HOMES FOUR, INC.	Colorado	02-0701587
RICHMOND AMERICAN HOMES FIVE, INC.	Colorado	02-0701590
RICHMOND AMERICAN HOMES SIX, INC.	Colorado	02-0701591
RICHMOND AMERICAN HOMES SEVEN, INC.	Colorado	02-0701593

4350 S. Monaco Street, Suite 500
Denver, CO 80237
(303) 773-1100
(Address, including zip code and telephone number, including area code, of registrant’s principal executive office)
Joseph H. Fretz, Esq.
Secretary and Corporate Counsel
4350 S. Monaco Street, Suite 500
Denver, CO 80237
(303) 773-1100
(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:
Garth B. Jensen, Esq.
Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
(303) 861-7000

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.
          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Explanatory Note
     This post-effective amendment is being filed to remove Richmond American Homes of California, Inc., a Colorado corporation (“RAH-CA”) as a co-registrant on this registration statement. On May 5, 2008, RAH-CA merged with and into Richmond American Homes of Maryland, Inc., a Maryland corporation (“RAH-MD”). RAH-MD, the surviving corporation in the merger, is a co-registrant on this registration statement.

PART II
Item 16 Exhibits
SIGNATURES
EXHIBIT INDEX
Consent of Ernst & Young LLP
Powers of Attorney

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits.

Exhibit No.	Description

1 .1*	Form of Underwriting Agreement.
4 .1(a)**	Form of Senior Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4 .1(b)**	Form of Senior Subordinated Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4 .1(c)**	Form of Junior Subordinated Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4 .2***	Indenture dated as of December 3, 2002, by and among M.D.C. Holdings, Inc. and U.S. Bank National Association.
4 .3†	Subordinated Indenture dated as of October 6, 2004, by and among M.D.C. Holdings, Inc. and U.S. Bank National Association.
4 .4†	Supplemental Indenture dated as of October 6, 2004, by and among M.D.C. Holdings, Inc., certain of its subsidiaries and U.S. Bank.
4 .5††	Amendment No. 1 dated as of July 20, 2005 to Supplemental Indenture dated as of October 6, 2004, by and among M.D.C. Holdings, Inc., certain of its subsidiaries and U.S. Bank.
5 .1†††	Opinion of Holme Roberts & Owen LLP.
12 .1I	Computation of ratios of earnings to fixed charges.
23 .1	Consent of Ernst & Young LLP, Independent Auditors.
23 .2†††	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).
24 .1II	Powers of Attorney.
25 .1†††	Statement of Eligibility of Trustee — U.S. Bank National Association.

*	Registrant will file any underwriting agreement that it may enter into as an exhibit to a Current Report on Form 8-K which is incorporated by reference into this registration statement.

**	Incorporated by reference to Amendment No. 1 to Form S-3 Registration Statement filed by Registrant on April 6, 1999 (registration no. 333-70381).

***	Incorporated by reference to Amendment No. 2 to Form S-3 Registration Statement filed by Registrant on September 1, 2004 (registration no. 333-117319).

†	Incorporated by reference to Form 8-K filed by Registrant on October 7, 2004.

††	Incorporated by reference to Form 8-K filed by Registrant on July 20, 2005.

†††	Previously filed.

I	Incorporated by reference to Form 10-Q filed by Registrant on May 2, 2008 for the quarter ended March 31, 2008.

II	Previously filed; Power of Attorney by Michael A. Berman filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver and State of Colorado, on May 7, 2008.

M.D.C. Holdings, Inc.
M.D.C. Land Corporation
RAH of Florida, Inc.
RAH of Texas, LP
RAH Texas Holdings, LLC
Richmond American Construction, Inc.
Richmond American Homes of Arizona, Inc.
Richmond American Homes of Colorado, Inc.
Richmond American Homes of Delaware, Inc.
Richmond American Homes of Florida, LP
Richmond American Homes of Illinois, Inc.
Richmond American Homes of Maryland, Inc.
Richmond American Homes of Nevada, Inc.
Richmond American Homes of New Jersey, Inc.
Richmond American Homes of Pennsylvania, Inc.
Richmond American Homes of Texas, Inc.
Richmond American Homes of Utah, Inc.
Richmond American Homes of Virginia, Inc.
Richmond American Homes of West Virginia, Inc.
Richmond American Homes Two, Inc.
Richmond American Homes Three, Inc.
Richmond American Homes Four, Inc.
Richmond American Homes Five, Inc.
Richmond American Homes Six, Inc.
Richmond American Homes Seven, Inc.

By:	/s/ Paris G. Reece III
Paris G. Reece III
Authorized Officer

     Pursuant to the requirements of this Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
M.D.C. HOLDINGS, INC. OFFICERS AND DIRECTORS

Principal Executive Officer:

* Larry A. Mizel,
Chairman of the Board of Directors
and Chief Executive Officer

Chief Operating Officer:

* David D. Mandarich,
Director, President and
Chief Operating Officer

Principal Financial and Accounting Officer:

/s/ Paris G. Reece III Paris G. Reece III,
Executive Vice President, Chief Financial
Officer and Principal Accounting Officer

Other Directors:

* Michael A. Berman

* David E. Blackford

* Steven J. Borick

* William B. Kemper

* Herbert T. Buchwald
CO-REGISTRANT OFFICERS AND DIRECTORS

RAH of Florida, Inc.
Richmond American Construction, Inc.
Richmond American Homes of Delaware, Inc.
Richmond American Homes of Illinois, Inc.
Richmond American Homes of Maryland, Inc.
Richmond American Homes of Nevada, Inc.
Richmond American Homes of New Jersey, Inc.
Richmond American Homes of Pennsylvania, Inc.
Richmond American Homes of Texas, Inc.
Richmond American Homes of Utah, Inc.
Richmond American Homes of Virginia, Inc.
Richmond American Homes of West Virginia, Inc.
Richmond American Homes Two, Inc.
Richmond American Homes Three, Inc.
Richmond American Homes Four, Inc.
Richmond American Homes Five, Inc.
Richmond American Homes Six, Inc.
Richmond American Homes Seven, Inc.

Principal Executive, Financial and Accounting Officer:

/s/ Paris G. Reece III Paris G. Reece III,
Executive Vice President, Director

Richmond American Homes of Arizona, Inc.
Richmond American Homes of Colorado, Inc.

Principal Executive, Financial and Accounting Officer:

/s/ Paris G. Reece III Paris G. Reece III,
Vice President, Director

M.D.C. Land Corporation

Principal Executive, Financial and Accounting Officer:

/s/ Paris G. Reece III Paris G. Reece III,
President and Director

RAH of Texas, LP
By: RICHMOND AMERICAN HOMES OF TEXAS, INC.,
its General Partner

Principal Executive, Financial and Accounting Officer:

/s/ Paris G. Reece III Paris G. Reece III,
Executive Vice President, Director

RAH Texas Holdings, LLC

Principal Executive, Financial and Accounting Officer:

/s/ Paris G. Reece III Paris G. Reece III,
President and Sole Manager

Richmond American Homes of Florida, LP
By: RAH OF FLORIDA, INC.
its General Partner

Principal Executive, Financial and Accounting Officer:
/s/ Paris G. Reece III
Paris G. Reece III,
Executive Vice President, Director

*By:	/s/ Paris G. Reece III
Paris G. Reece III Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

1 .1*	Form of Underwriting Agreement.
4 .1(a)**	Form of Senior Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4 .1(b)**	Form of Senior Subordinated Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4 .1(c)**	Form of Junior Subordinated Indenture by and between M.D.C. Holdings, Inc. and , as trustee.
4 .2***	Indenture dated as of December 3, 2002, by and among M.D.C. Holdings, Inc. and U.S. Bank National Association.
4 .3†	Subordinated Indenture dated as of October 6, 2004, by and among M.D.C. Holdings, Inc. and U.S. Bank National Association.
4 .4†	Supplemental Indenture dated as of October 6, 2004, by and among M.D.C. Holdings, Inc., certain of its subsidiaries and U.S. Bank.
4 .5††	Amendment No. 1 dated as of July 20, 2005 to Supplemental Indenture dated as of October 6, 2004, by and among M.D.C. Holdings, Inc., certain of its subsidiaries and U.S. Bank.
5 .1†††	Opinion of Holme Roberts & Owen LLP.
12 .1I	Computation of ratios of earnings to fixed charges.
23 .1	Consent of Ernst & Young LLP, Independent Auditors.
23 .2†††	Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).
24 .1II	Powers of Attorney.
25 .1†††	Statement of Eligibility of Trustee — U.S. Bank National Association.

*	Registrant will file any underwriting agreement that it may enter into as an exhibit to a Current Report on Form 8-K which is incorporated by reference into this registration statement.

**	Incorporated by reference to Amendment No. 1 to Form S-3 Registration Statement filed by Registrant on April 6, 1999 (registration no. 333-70381).

***	Incorporated by reference to Amendment No. 2 to Form S-3 Registration Statement filed by Registrant on September 1, 2004 (registration no. 333-117319).

†	Incorporated by reference to Form 8-K filed by Registrant on October 7, 2004.

††	Incorporated by reference to Form 8-K filed by Registrant on July 20, 2005.

†††	Previously filed.

I	Incorporated by reference to Form 10-Q filed by Registrant on May 2, 2008 for the quarter ended March 31, 2008.

II	Previously filed; Power of Attorney by Michael A. Berman filed herewith.